UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 12, 2020

(Date of earliest event reported)

AMAYA Global Holdings Corp.

(Exact name of registrant as specified in its charter)

Delaware	333-174874	35-2379917
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

165 Madison Avenue, Suite 201

New York, NY 10016

Phone: 212-871-6174

(Address of principal executive offices and zip code and Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 12, 2020, the Board of Directors of AMAYA Global Holdings Corp (“Company”) appointed Jin Rong (Tommy) Zhang as the Vice Chairman of the Board of Directors and the Board Director of the Company.

Jin Rong (Tommy) Zhang, age 55, is a well-established business man. He immigrated to the United States from China in the 1980’s and started his restaurant business in New York. In the 1990’s, he started to engage in the development of real estate projects. He has established East Pacific Group Inc for his restaurant business and Venter Real Estate Investment Group Inc for his real estate business. In the past thirty years, his restaurant business has expanded from Northeast America to southern America and the great lake regions. He operated more than twenty Japanese sushi and steak houses across the country, under the brand name “Koto Japanese”. As to his real estate business, he has invested in more than 200 million dollars in real estates in Vermont, New York, Georgia, and Ohio. Tommy is a leader in the Chinese American community in New York and Vermont and he has contributed significantly to the growth of the Chinese community.

SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMAYA Global Holdings Corp.

Dated: May 13, 2020	/s/ Mann C. Yam Mann C. Yam CEO